SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 30, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

(a) 2005 Bonus Plan

In a meeting held on January 30, 2005, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) approved the Company’s 2005 Bonus Plan (the “Plan”). The Company’s officers and employees are eligible to receive incentive compensation based on achievement of the Company’s earnings target and achievement of individual objectives. The Plan provides for a target bonus equal to a percentage of the employee’s annual base salary. This target bonus is dependent on achievement of the Company’s earnings target and on achievement of the individual objectives. The percentage of annual base salary that is paid as incentive compensation increases or decreases in the event the Company and employee achieve greater than, or less than, 100% of the earnings target and individual goals.

(b) 2005 Compensation of Executive Officers

In meetings held on January 30, 2005 and January 31, 2005, the Compensation Committee of the Company’s Board of Directors approved the 2005 salary, incentive compensation and equity compensation for certain of the Company’s “named executive officers,” as defined in Item 402 of Regulation S-K.

The 2005 annual base salary of Greggory C. Hammann, the Company’s President and Chief Executive Officer, was set at $550,000. Mr. Hammann is eligible to receive additional compensation under the Company’s 2005 Bonus Plan (as described in Item 1.01(a) of this Current Report) with a target bonus equal to 100% of his annual base salary. In addition, on January 30, 2005, Mr. Hammann was awarded a stock option exercisable for 60,000 shares of the Company’s common stock at an exercise price of $20.73 per share. The stock option vests over a period of five years and was granted pursuant to the Company’s 1995 Stock Option Plan.

The 2005 annual base salary of Timothy Hawkins, the Company’s Chief Customer Officer and Chief Marketing Officer, was set at $286,000. Mr. Hawkins is eligible to receive additional compensation under the Company’s 2005 Incentive Bonus Plan with a target bonus equal to 50% of his annual base salary.

The 2005 annual base salary of Darryl Thomas, the Company’s Sr. Vice President, Strategic Planning and Project Management, was set at $229,000. Mr. Thomas is eligible to receive additional compensation under the Company’s 2005 Incentive Bonus Plan with a target bonus equal to 40% of his annual base salary.

The 2005 annual base salary of Stephen Eichen, the Company’s Chief Information Officer, was set at $224,700. Mr. Eichen is eligible to receive additional compensation under the Company’s 2005 Incentive Bonus Plan with a target bonus equal to 40% of his annual base salary.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 1, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft
Chief Financial Officer